Exhibit 23.3

                     CONSENT OF BRUCE YEOMANS


     I consent to the use in this amended registration statement on Form SB-2 of my report dated December 11, 2004, relating to the mining properties of Tintic Gold Mining Company, a Nevada corporation.

     Dated this 19th day of December, 2004.



                                   /s/Bruce W. Yeomans
                                   -------------------
                                   Bruce Yeomans